UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 15, 2008
ACE*COMM Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-21059	52-1283030

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

704 Quince Orchard Road, Gaithersburg, Maryland		20878

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 301-721-3000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 15, 2008, our stockholders voted to approve the merger of Ariston Global Merger Sub, Inc., a subsidiary of Ariston Global Holding LLC, with and into the company and the other transactions contemplated by the merger agreement that we entered into with these companies on July 11, 2008. We expect the merger to be completed on or after September 18, 2008, subject to the satisfaction or waiver of the conditions set forth in the merger agreement, including that Ariston shall have received $12 million in financing for the purpose of funding the merger. As previously announced, Ariston has received a commitment for this $12 million in financing, but that financing has not yet closed, and would need to close prior to the merger with Ariston. Under the terms of the merger agreement, holders of our common stock, other than Ariston and its merger subsidiary, will receive approximately $0.54 in cash, rounded to the nearest tenth of a cent, for each share of common stock issued and outstanding immediately before the effective time of the merger.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM CORPORATION (Registrant)
Date: September 15, 2008
By:	/s/ James W. Greenwell
	Name:	James W. Greenwell
	Title:	Chief Executive Officer and President